Exhibit 99.2

Procore Technologies, Inc. Announces Pricing of

Upsized $825.0 Million Offering of Convertible Senior Notes

CARPINTERIA, Calif.—(BUSINESS WIRE)— Procore Technologies, Inc. (NYSE: PCOR) (the “Company” or “Procore”), the leading global provider of construction management software, announced today the pricing of $825.0 million aggregate principal amount of 0.00% Convertible Senior Notes due 2031 (the “notes”) in a private placement (the “offering”) only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering was upsized from the previously announced offering size of $750.0 million aggregate principal amount of the notes. Procore has also granted the initial purchasers of the notes an option to purchase, during a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $125.0 million aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to close on August 6, 2026, subject to customary closing conditions.

The notes will be general senior unsecured obligations of Procore and will not bear regular interest and the principal amount of the notes will not accrete. The notes will mature on August 15, 2031, unless earlier converted, redeemed or repurchased.

Procore estimates that the net proceeds from the offering will be approximately $804.4 million (or approximately $926.6 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses. Procore expects to use the net proceeds from the offering (i) to pay a portion of the cash consideration for the acquisition of DroneDeploy, Inc., (ii) to pay the approximately $51.3 million cost of the capped call transactions described below, (iii) to repurchase approximately $175.0 million of shares of Procore’s common stock concurrently with the pricing of the notes as described below and (iv) for general corporate purposes, which may include working capital, operating expenses, capital expenditures and general and administrative expenses.

The notes will be convertible at the option of the holders in certain circumstances. Upon conversion, Procore will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of Procore’s common stock or a combination of cash and shares of Procore’s common stock, at Procore’s election, in respect of the remainder, if any, of Procore’s conversion obligation in excess of the aggregate principal amount of the notes being converted.

The conversion rate will initially be 12.0642 shares of Procore’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $82.89 per share of Procore’s common stock). The initial conversion price represents a premium of approximately 50.0% over the last reported sale price of $55.26 per share of Procore’s common stock on August 3, 2026. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid special interest, if any. In addition, following certain corporate events that occur prior to the maturity date or if Procore delivers a notice of redemption, it will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period, as the case may be.

Procore may not redeem the notes prior to August 20, 2029, except in the event of a cleanup redemption described below. Procore may redeem for cash all or any portion of the notes (subject to certain limitations), at its option, on a redemption date on or after August 20, 2029 and before the 31st scheduled trading day immediately prior to the maturity date if the last reported sale price of Procore’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Procore provides the related notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. In addition, subject to certain conditions, Procore may redeem for cash all, but not less than all, of the notes at any time if the aggregate principal amount of the notes that remains outstanding at such time is less than $100.0 million at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date.

If Procore undergoes a “fundamental change” (as defined in the indenture that will govern the notes) then, subject to certain conditions and exceptions, holders may require Procore to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date.

In connection with the pricing of the notes, Procore entered into privately negotiated capped call transactions with certain financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments substantially similar to those applicable to the notes, the number of shares of Procore’s common stock initially underlying the notes. The capped call transactions are expected generally to reduce the potential dilution to Procore’s common stock upon any conversion of notes and/or offset any cash payments Procore is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their option to purchase additional notes, Procore expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties.

The cap price of the capped call transactions relating to the notes will initially be $110.52, which represents a premium of 100.0% over the last reported sale price of Procore’s common stock on the New York Stock Exchange on August 3, 2026, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, Procore expects that the option counterparties or their respective affiliates will purchase shares of Procore’s common stock and/or enter into various derivative transactions with respect to Procore’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Procore’s common stock or the notes at that time.

In addition, Procore expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Procore’s common stock and/or purchasing or selling Procore’s common stock or other securities of Procore in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes, following any redemption of the notes or any repurchase of the notes upon a fundamental change, or, to the extent Procore exercises the relevant election under the capped call transactions, following any other repurchase of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Procore’s common stock or the notes, which could affect the ability of a holder of notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration, if any, that a holder of notes will receive upon conversion of the notes.

Procore expects to use approximately $175.0 million of the net proceeds from the offering to repurchase approximately 3.17 million shares of its common stock concurrently with the pricing of the notes in privately negotiated transactions effected with or through one of the initial purchasers of the notes or its affiliate at a purchase price per share equal to the last reported sale price per share of Procore’s common stock on the New York Stock Exchange on August 3, 2026. These repurchases could increase (or reduce the size of any decrease in) the market price of Procore’s common stock or the notes prior to, concurrently with or shortly after the pricing of the notes. Procore may also conduct further repurchases of its common stock after the offering is completed.

The notes were only offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. The notes and any shares of Procore’s common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Procore

Procore Technologies, Inc. is a leading technology partner for every stage of construction. Built for the industry, Procore’s unified technology platform drives efficiency and mitigates risk through AI & data-driven insights and decision making. Over three million projects have run on Procore across 150+ countries. For more information, visit www.procore.com.

Forward-Looking Statements

Any statements made in this release that are not based on historical fact are forward-looking statements, including statements concerning the proposed terms of the notes and capped call transactions, the timing and completion of the proposed offering of the notes and capped call transactions, the anticipated use of proceeds from the offering, including whether Procore will repurchase any shares of outstanding common stock and the terms of any repurchase transactions, and the grant of the option to the initial purchasers. Any forward-looking statements made in this release represent management’s best judgment as to what may occur in the future. However, Procore’s actual outcome and results are not guaranteed and are subject to certain risks, uncertainties and assumptions (“Future Factors”), and may differ materially from what is expressed. For a description of Future Factors that could cause actual results to differ materially from such forward-looking statements, see the discussion under the section “Risk Factors” included in Procore’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission (the “SEC”) and other filings that Procore makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Procore undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Media Contact

press@procore.com

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